Exhibit 99.1

DPW Holdings Inc.’s Subsidiary, DPW Financial Group, Inc., Agrees to Acquire Two Broker-Dealers, One of Which is a Correspondent Clearing Firm

Newport Beach, CA, January 2, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that its wholly owned subsidiary DPW Financial Group, Inc. (“DPWF”) has entered into an agreement whereby it will acquire two broker-dealers.

Under the terms of the agreement, which was approved by the Company’s Board of Directors on December 17, 2019, DPWF will acquire two SEC registered broker dealers, Glendale Securities, Inc., a retail broker dealer and its correspondent clearing broker dealer. The acquisitions will be completed by DPWF through the issuance of DPWF preferred stock with an aggregate stated value of approximately $15 million. In connection with the acquisitions, DPW will make a loan of approximately $9 million to DPWF.

The closing of the agreement is subject to customary conditions, including regulatory clearance, which consists principally of approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The transaction is expected to close upon receipt of such clearance. However, the Company has reason to believe that FINRA may not approve the acquisitions in the foreseeable future, if at all. The Company is aware that FINRA has indicated that it has reservations about certain aspects of the proposed transaction. While the Company has been advised by Glendale that the two broker-dealers intend to address any concerns FINRA may have to its satisfaction, there can be no assurance that the proposed acquisitions will ever be approved by FINRA.

For further information regarding all terms and conditions contained in the definitive agreement, please see the Company’s Form 8-K, which is filed in connection with this transaction.

DPW’s CFO and Vice Chairman, William B. Horne, said, “We laid out our strategy of growth through acquisitions over the past two years and look forward to accomplishing this milestone in the financial sector.”

DPW Financial Group’s CEO, Darren Magot said, “We are very pleased to have entered into the agreement governing this transaction, which demonstrates that we are executing our plan of expansion of our financial services offerings through an acquisition, as we have announced from time to time.”

The specific terms of the deal are annexed as Exhibit 2.1 to the Current Report on Form 8-K disclosing the Agreement and filed with the Securities and Exchange Commission on December 30, 2019. The Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available on its website at www.DPWHoldings.com under the Investor Relations section or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235